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Exhibit 24:    Power of Attorney

The undersigned directors of The Ryland Group, Inc., a Maryland corporation, constitute and appoint Timothy J. Geckle the true and lawful agent and attorney-in-fact of the undersigned, with full power and authority in said agent and attorney-in-fact to sign for the undersigned, in their respective names as directors of The Ryland Group, Inc., the Annual Report on Form 10-K of The Ryland Group, Inc. for the fiscal year ended December 31, 2008, and any amendments thereto, to be filed with the Securities and Exchange Commission under the Exchange Act, as amended.

Dated: February 25, 2009

/s/ R. Chad Dreier R. Chad Dreier, Chairman of the Board and Chief Executive Officer
/s/ Leslie M. Frécon Leslie M. Frécon, Director
/s/ Roland A. Hernandez Roland A. Hernandez, Director
/s/ William L. Jews William L. Jews, Director
/s/ Ned Mansour Ned Mansour, Director
/s/ Robert E. Mellor Robert E. Mellor, Director
/s/ Norman J. Metcalfe Norman J. Metcalfe, Director
/s/ Charlotte St. Martin Charlotte St. Martin, Director

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  Exhibit 24: Power of Attorney